Exhibit 99.1

Press Release

RTI Surgical® Announces Second Quarter 2019 Results

Record Revenue Driven by Strong Growth across Global Spine and OEM Franchises Amplified by Addition of coflex® Interlaminar Stabilization® Device

Deerfield, III., August 1, 2019 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the second quarter of 2019.

Second Quarter 2019 Highlights:

•	Revenue of $82.3 million, up approximately 16% compared to the second quarter of 2018

•	Net income of $0.7 million

•	Adjusted EBITDA of $9.9 million, or 12% of revenue

“RTI Surgical experienced accelerated revenue growth in the second quarter of 2019 resulting from strong performance across our global Spine and OEM franchises, and further improved by the addition of coflex,” said Camille Farhat, President and CEO, RTI Surgical. “We’re very pleased with the double-digit topline growth of our legacy spine hardware portfolio, particularly as we work to establish a new sales channel to drive the growth of our Novel Therapies portfolio, which includes coflex.

Farhat continued, “The OEM franchise had a record quarter as we continue to deliver meaningful value to our customers. We offer a unique and innovative OEM solution, which includes product design and development, regulatory support, and product fulfillment across tissue, biologics and hardware. Increasingly, medical device companies are seeking our domain expertise in the creation of distribution-ready products to address their portfolio-specific needs, as well as the demands of surgeons and patients. Overall, we are extremely pleased to see continued success from our efforts to reduce complexity, drive operational excellence and accelerate the growth of RTI.”

Second Quarter 2019

RTI’s worldwide revenues for the second quarter of 2019 were $82.3 million, an increase of $11.6 million, or 16% compared with $70.7 million during the same period in the prior year. The second quarter 2019 revenue included $10.1 million global contribution from the acquisition of Paradigm Spine, closed on March 9, 2019. Gross profit for the second quarter of 2019 was $44.7 million, or 54.4% of revenues, a 49% increase compared to $30.0 million, or 42.5% of revenues, in the second quarter of 2018. Gross profit for the second quarter of 2019 included $2.9 million for the purchase accounting step-up of coflex inventory. Gross profit for the second quarter of 2018 was impacted by an inventory charge of $6.8 million from the write-off of inventory related to decreased distributions of our map3® implant and the purchase accounting step-up on Zyga inventory. Gross profit adjusted for the impact of non-recurring charges was 57.9% of revenue for the second quarter of 2019 compared to 52.1% of revenue for the prior year quarter.

During the second quarter of 2019, RTI incurred $2.0 million in non-recurring pre-tax acquisition and integration costs related primarily to its acquisition and integration of Paradigm Spine LLC and a $1.6 million gain on acquisition contingency due to an adjustment to our estimate of obligation for future milestone payments.

Press Release

Net income applicable to common shares was $0.7 million, or $0.01 per fully diluted common share in the second quarter of 2019, compared to net loss applicable to common shares of $6.4 million, or $0.10 per fully diluted common share in the second quarter of 2018. As outlined in the reconciliation tables that follow, excluding the impact of non-recurring charges, adjusted net income applicable to common shares was $0.7 million, or $0.01 per fully diluted common share in the second quarter of 2019 compared to $2.0 million, or $0.03 per fully diluted common share, in the second quarter of 2018.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the second quarter of 2019 was $9.9 million, or 12% of revenues, compared with $9.1 million, or 13% of revenues for the second quarter of 2018. The increase in Adjusted EBITDA was primarily driven by increase in gross profit associated with efforts to drive operational excellence, partially offset by incremental operating costs from the acquisition of Paradigm Spine completed in early March of 2019.

Fiscal 2019 Outlook

Based on our recent financial results and current business outlook, the Company confirms the following financial guidance for 2019:

•	The Company expects full year revenues in the range of $325 million to $335 million, representing approximately 15% to 19% growth over the prior year.

•	The Company expects full year Adjusted EBITDA to be in the range of $36 million to $40 million, representing approximately 7% to 19% growth over the prior year.

The Company noted that guidance is based on the following assumptions:

•	Relatively stable economic and market conditions and regulatory environment;

•	Ongoing positive impacts from efforts to reduce complexity and implement operational excellence;

•	The continuing successful integration of Paradigm Spine, which closed in early March 2019 and a positive EBITDA contribution from Paradigm Spine;

•	Sustained favorable reimbursement from private payers; and,

•	The successful ongoing transition from map3® to ViBone®.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 4267595. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical Holdings, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Press Release

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding various initiatives by the Company to reduce complexity, drive operational excellence and accelerate growth, the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its financial and other commitments, the implementation of RTI’s strategic initiatives, future performance and organic growth, , RTI’s ability to expand the number of patients it is able to serve, the impact of the transition from map3® to ViBone®, our growth strategy in spine, the expected integration of, and potential impact from, the Paradigm Spine, LLC acquisition, the integration of Zyga’s operations, the success of our new product development efforts, anticipated financial results, growth rates, new product introductions, future operational improvements, fiscal 2019 guidance and underlying assumptions. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$82,307	$70,685	$152,048	$140,575
Costs of processing and distribution	37,562	40,645	69,299	76,853

Gross profit	44,745	30,040	82,749	63,722

Expenses:
Marketing, general and administrative	38,993	29,266	70,876	57,655
Research and development	3,868	3,270	8,204	6,691
Severance and restructuring costs	—	—	—	884
Gain on acquisition contingency	(1,590)	—	(1,590)	—
Asset impairment and abandonments	—	4,515	15	4,644
Acquisition and integration expenses	1,953	—	10,910	800

Total operating expenses	43,224	37,051	88,415	70,674

Operating income (loss)	1,521	(7,011)	(5,666)	(6,952)

Total other expense—net	(3,628)	(1,151)	(5,132)	(1,926)

Income (loss) before income tax benefit	(2,107)	(8,162)	(10,798)	(8,878)
Income tax benefit	2,851	2,702	2,455	2,453

Net income (loss)	744	(5,460)	(8,343)	(6,425)

Convertible preferred dividend	—	(981)	—	(1,947)

Net income (loss) applicable to common shares	$744	$(6,441)	$(8,343)	$(8,372)

Net income (loss) per common share—basic	$0.01	$(0.10)	$(0.12)	$(0.13)

Net income (loss) per common share—diluted	$0.01	$(0.09)	$(0.12)	$(0.13)

Weighted average shares outstanding—basic	75,144,488	63,405,708	70,409,839	63,400,737

Weighted average shares outstanding—diluted	91,120,956	63,405,708	70,409,839	63,400,737

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES Reconciliation of Revenues to Adjusted Gross Profit (Unaudited, in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$82,307	$70,685	$152,048	$140,575
Costs of processing and distribution	37,562	40,645	69,299	76,853

Gross profit, as reported	44,745	30,040	82,749	63,722
Inventory write-off	—	6,559	—	7,582
Inventory purchase price adjustment	2,936	250	2,936	456

Non-GAAP gross profit, adjusted	$47,681	$36,849	$85,685	$71,760

Non-GAAP gross profit percentage, adjusted	57.9%	52.1%	56.4%	51.0%

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA (Unaudited, in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) applicable to common shares	$744	$(6,441)	$(8,343)	$(8,372)
Interest expense, net	3,609	771	5,082	1,595
Provision for income taxes	(2,851)	(2,702)	(2,455)	(2,453)
Depreciation	2,800	2,524	5,539	5,147
Amortization of intangible assets	995	960	1,952	1,921

EBITDA	5,297	(4,888)	1,775	(2,162)
Reconciling items impacting EBITDA
Preferred dividend	—	981	—	1,947
Non-cash stock based compensation	1,267	1,290	2,430	2,570
Foreign exchange gain (loss)	19	71	50	22
Other reconciling items *
Inventory write-off	—	6,559	—	7,582
Inventory purchase price adjustment	2,936	250	2,936	456
Severance and restructuring costs	—	—	—	884
Gain on acquisition contingency	(1,590)	—	(1,590)	—
Loss on extinguishment of debt	—	309	—	309
Asset impairment and abandonments	—	4,515	—	4,515
Acquisition and integration expenses	1,953	—	10,910	800

Adjusted EBITDA	$9,882	$9,087	$16,511	$16,923

Adjusted EBITDA as a percent of revenues	12%	13%	11%	12%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	For the Three Months Ended
	June 30, 2019		June 30, 2018
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$744	$0.01	$(6,441)	$(0.10)
Gain on acquisition contingency	(1,590)	(0.02)	—	—
Asset impairment and abandonments	—	—	4,515	0.07
Inventory purchase price adjustment	2,936	0.03	250	0.00
Loss on extinguishment of debt	—	—	309	0.00
Inventory write-off	—	—	6,559	0.10
Acquisition and integration expenses	1,953	0.02	—	—
Tax effect on adjustments	(3,313)	(0.04)	(3,161)	(0.05)

Adjusted *	$730	$0.01	$2,031	$0.03

	For the Six Months Ended
	June 30, 2019		June 30, 2018
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$(8,343)	$(0.12)	$(8,372)	$(0.13)
Severance and restructuring costs	—	—	884	0.01
Gain on acquisition contingency	(1,590)	(0.02)	—	—
Asset impairment and abandonments	—	—	4,515	0.07
Inventory purchase price adjustment	2,936	0.03	456	0.01
Loss on extinguishment of debt	—	—	309	0.00
Inventory write-off	—	—	7,582	0.12
Acquisition and integration expenses	10,910	0.13	800	0.01
Tax effect on adjustments	(2,696)	(0.03)	(3,654)	(0.06)

Adjusted *	$1,217	$0.01	$2,520	$0.04

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Press Release

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and six months ended June 30, 2019 and 2018. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model.

Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments.

Asset impairment and abandonments – This adjustment represents an asset impairment and abandonments related to the suspension of the map3® implant.

Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm and Zyga, respectively, inventory that was sold during the six months ended June 30, 2019 and 2018, respectively.

Loss on extinguishment of debt – This adjustment represents costs relating to refinancing our debt.

Inventory write-off – These costs relate to an inventory write-off due to the rationalization of our international distribution infrastructure.

Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm and Zyga in 2019 and 2018, respectively.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Revenues:
Spine	$26,671	$18,934	$46,676	$38,197
Sports	14,024	14,190	27,803	27,625
OEM	32,483	31,170	61,474	61,290
International	9,129	6,391	16,095	13,463

Total revenues	$82,307	$70,685	$152,048	$140,575

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2019	December 31, 2018
Assets
Cash	$4,518	$10,949
Accounts receivable—net	56,163	48,351
Inventories—net	127,906	107,471
Prepaid and other assets	8,733	8,791

Total current assets	197,320	175,562
Non-current inventories—net	20,445	—
Property, plant and equipment—net	79,691	77,954
Goodwill	271,429	59,798
Other assets—net	52,526	47,872

Total assets	$621,411	$361,186

Liabilities and Stockholders’ Equity
Accounts payable	$20,766	$26,309
Accrued expenses and other current liabilities	29,412	29,591

Total current liabilities	50,178	55,900
Deferred revenue	325	744
Long-term liabilities	266,015	54,692

Total liabilities	316,518	111,336
Preferred stock	66,318	66,226
Stockholders’ equity:
Common stock and additional paid-in capital	491,630	428,338
Accumulated other comprehensive loss	(7,268)	(7,270)
Accumulated deficit	(245,787)	(237,444)

Total stockholders’ equity	238,575	183,624

Total liabilities and stockholders’ equity	$621,411	$361,186

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,343)	$(6,425)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,491	7,068
Stock-based compensation	2,430	2,570
Amortization of deferred revenue	(2,585)	(2,435)
Other items to reconcile to net cash used in operating activities	(12,104)	8,600

Net cash (used in) provided by operating activities	(13,111)	9,378

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,912)	(3,856)
Patent and acquired intangible asset costs	(1,126)	(728)
Acquisition of Zyga Technology	—	(21,000)
Acquisition of Paradigm Spine	(99,921)	—

Net cash used in investing activities	(107,959)	(25,584)

Cash flows from financing activities:
Proceeds from long-term obligations	115,000	74,425
Payments of debt issuance costs	(729)	—
Payments on long-term obligations	—	(66,750)
Other financing activities	395	403

Net cash provided by financing activities	114,666	8,078

Effect of exchange rate changes on cash and cash equivalents	(27)	(7)

Net decrease in cash and cash equivalents	(6,431)	(8,135)
Cash and cash equivalents, beginning of period	10,949	22,381

Cash and cash equivalents, end of period	$4,518	$14,246